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                                                                 EXHIBIT 10.15.2

                         RESTRICTED UNIT AWARD AGREEMENT


NAME OF EMPLOYEE: W. Thomas Parrington    AWARD DATE:           April 9, 2004
                                          VESTING START DATE:   April 9, 2004

         THIS AGREEMENT (the "Agreement") is made and entered into as of the Award Date noted above, by and between Lodgian Inc. (the "Company"), a Delaware corporation, and the individual Employee noted above (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted the Lodgian, Inc. 2002 Stock Incentive Plan (the "Plan") for the purpose of securing and retaining the services of officers, directors, key employees, and consultants of the Company, by promoting and increasing their personal interests in the welfare of the Company and by providing incentive to those who are primarily responsible for the operations of the Company and for shaping and carrying out the long-range plans of the Company and aiding in its continued growth and financial success;

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized the grant to Employee of a restricted unit award under the Plan regarding shares of the common stock, par value $.01 ("Common Stock") of the Company, and the Company and Employee wish to confirm herein the terms, conditions, and restrictions of the restricted unit award;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree:

                                   SECTION 1
                                 AWARD OF UNITS

         1.1 Award of Units. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, pursuant to Section 4(d)(v) of the written employment agreement between Employee and the Company effective as of July 1, 2003 (the "Employment Agreement"), the Company hereby awards to Employee Four Thousand One Hundred and Forty-Six (4,146) restricted stock units, each of which represents the right to receive one share of Common Stock (collectively, the "Award Shares") under the Plan; provided, however, that the aggregate number of shares of Common Stock to be received by the Employee pursuant to this award shall be reduced by that number of shares of Common Stock retained by the Company pursuant to Section 1.3 below.

         1.2 Vesting of Award Shares. Employee shall receive the Award Shares in accordance with the vesting schedule set forth in section 4(d)(v) of the Employment Agreement. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, accelerate the vesting and receipt of the Award Shares in whole or in part. The Award Shares which have become vested pursuant to the above provisions are herein referred to as the "Vested Award Shares" and all Award Shares which are not Vested Award Shares are sometimes herein referred to as the "Unvested Award Shares."

         1.3 Withholding. As a condition precedent to the issuance by the Company of the Vested Award Shares and a certificate or certificates representing the Vested Award Shares, the Company shall deduct or withhold, or require Employee to remit to the Company, an amount in cash or in Vested Award Shares sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement and/or any action taken by Employee with respect to the Award Shares ("Withholding Obligation"). Within ten
(10) days of the occurrence of an event that triggers the Withholding Obligation, such as the vesting date of Award Shares, Employee shall remit to the Company an amount in cash sufficient to satisfy the Withholding Obligation. If such cash payment is not delivered to the Company within such ten (10) day period, the Company shall have the right to retain such Vested Award Shares as is necessary to satisfy the


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Withholding Obligation. However, notwithstanding the foregoing, to the extent that Employee is an insider (an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act), satisfaction of withholding requirements by having the Company withhold Vested Award Shares may only be made to the extent that such withholding of Vested Award Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by retention of shares by the Company unless the Company retains only shares with a fair market value equal to the minimum amount of taxes required to be withheld.

         1.4 Rights as Stockholder. Employee shall have the same voting rights as other shareholders with respect to Vested Award Shares. Employee shall not be entitled to dividends, will not have voting or other rights on or with respect to Unvested Award Shares and such Unvested Award Shares shall not be treated by the Company as outstanding shares.

         1.5 Investment Representations. Employee hereby represents, warrants, covenants, and agrees with the Company as follows:

                  (a) The Award Shares cannot be offered for sale, sold or transferred by Employee other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws; and

                  (b) The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Award Shares.

                                    SECTION 2
                    RESTRICTIONS ON AND FORFEITURE OF SHARES

         2.1 Termination of Employment. Notwithstanding anything to the contrary herein, upon the Employee's termination of employment with the Company, Employee shall be entitled to the Unvested Award Shares in accordance with terms set forth on the table in Section 5 of the Employment Agreement.

         2.2 Restrictions on Transfer of Unvested Award Shares. No Unvested Award Shares or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution. The foregoing notwithstanding, the Board of Directors may, but shall not be obligated to, approve the transfer of such Unvested Award Shares upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Unvested Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. Any Unvested Award Shares transferred by bequest or by operation of the laws of descent and distribution shall remain subject to the restrictions set forth in this Section 2.2 and all applicable rights in favor of the Company set forth elsewhere herein in the hands of any transferee thereof.

                                    SECTION 3
                               GENERAL PROVISIONS

         3.1 Change in Capitalization. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of Award Shares, such that


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Employee's proportionate interest shall be maintained as before the occurrence of the event. No fractional shares shall be issued in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.

         3.2 Legends. Each certificate representing the Vested Award Shares shall be endorsed with the following legend and Employee shall not make any transfer of the Vested Award Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933.

Employee agrees that the Company may also endorse any other legends required by applicable federal or state securities laws. The Company need not register a transfer of the Award Shares, and may also instruct its transfer agent, if any, not to register the transfer of the Award Shares unless the conditions specified in the foregoing legends are satisfied.

         3.3 Removal of Legend and Transfer Restrictions. The restrictions described in Section 3.2 may be removed at such time as permitted by Rule 144(k) promulgated under the Securities Act.

         3.4 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Award Shares shall be issued except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which Employee resides, and/or any other applicable securities laws.

         3.5 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

         3.6 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

         3.7 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         3.8 Entire Agreement. Subject to the terms and conditions of the Plan and the Employment Agreement, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         3.9 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.

         3.10 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

         3.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby

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aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

         3.12 No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Employee the right to continued employment with the Company.

                  IN WITNESS WHEREOF, the parties have executed and sealed this Agreement to be effective as of the Award Date noted above.

LODGIAN, INC.:                                      EMPLOYEE:



By: /s/ Daniel E. Ellis                            /s/ W. Thomas Parrington
    -------------------                            ------------------------
                                                   W. Thomas Parrington

Title:  Senior Vice President & General Counsel

ATTEST:



By: /s/ Manuel E. Artime
    ------------------------------
Title: Executive Vice President & Chief Financial
Officer

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